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                                                                   EXHIBIT 10.13






                                                                   June 12, 2000



Visteon Corporation
5500 Auto Club Drive
Dearborn, Michigan  48126

Attention:  Treasurer

Ladies and Gentlemen:


                           The Chase Manhattan Bank (the "Bank") is pleased to
confirm that it is prepared to make funds available to Visteon Corporation (the "Borrower") subject to the terms and conditions outlined below.




1. The Commitment:           (a) Subject to the terms and conditions of this
                             Agreement and the Note (as defined in Section 6), the Bank agrees to make revolving credit loans (the
                             "Committed Loans") to the Borrower from time to time during the period from and including June 12, 2000 to but excluding July 31, 2000 (the
                             "Commitment Termination Date") in an aggregate principal amount not to exceed at any one time
                             $1,200,000,000, as such amount (the "Committed
                             Amount") may be reduced from time to time pursuant to Section 3 (the "Commitment"). Until 11:00 a.m.
                             New York City time of the Commitment Termination
                             Date, the Borrower may borrow, repay and reborrow
                             Committed Loans in accordance with the terms of this Agreement and the Note.

                             (b) In addition to the Committed Loans, the Bank may, in its sole discretion, offer to make loans (the "Money Market Loans"; Committed Loans and Money Market Loans are collectively referred to as the "Bridge Loans") to the Borrower on such terms and conditions (including, without limitation, tenor, amount and interest rate) as the Bank may offer and the Borrower shall accept. The aggregate principal amount of Committed Loans and Money Market Loans outstanding at any one time may not exceed the Committed Amount.

2. Purpose:                  The proceeds of the Bridge Loans will be used for
                             repayment of loans from the Ford Motor Company and for general corporate purposes. None of such proceeds will be used to purchase or carry margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.


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3. Reduction or              (a) The Borrower may, upon at least two Banking
   Termination of            Days' (as defined in the Note) notice to the Bank,
   Commitment:               terminate at any time, or reduce from time to time,
                             the unused amount of the Commitment.

                             (b) The Commitment shall automatically terminate on the Commitment Termination Date.

4. Commitment Fee:           The Borrower shall pay to the Bank a commitment fee
                             (the "Commitment Fee") equal to .10% per annum of the unused Commitment on the daily amount of the unused Commitment during the period from and including June 12, 2000 to but excluding the Commitment Termination Date. Accrued Commitment
                             Fees shall be payable in arrears on July 31, 2000, shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

5. Interest Rate:            (a) Each Committed Loan shall bear interest at a
                             rate per annum equal to the sum of (a) the Margin
                             (as defined in the Note) plus (b)(i) the Eurodollar
                             Rate (as defined in the Note) or (ii) the Alternate
                             Base Rate (as defined in the Note).

                             (b) Each Money Market Loan shall bear interest at such rate as the Bank may offer and the Borrower shall accept.

6. Note: The Bridge Loans shall be evidenced by a single note substantially in the form of Exhibit A hereto (the "Note").

7. Repayment and             (a) Each Committed Loan shall be due and payable on
   Prepayment:               December 1, 2000.

                             (b) Each Money Market Loan shall be due and payable on the last day of the Interest Period (as defined in Section 8) applicable to such Money Market Loan.

                             (c) Concurrently with the receipt of Net Cash Proceeds from the issuance and public or private sale of indebtedness of the Borrower or any Subsidiary of the Borrower (other than proceeds from the issuance and sale of commercial paper having a tenor of 364 days or less) the Borrower shall prepay Committed Loans having an outstanding aggregate principal amount equal to such Net Cash Proceeds, together with accrued interest on the amount prepaid and any amount required pursuant to
                             Section 14(d) of this Agreement. As used herein, "Net Cash Proceeds" means the gross proceeds received by the Borrower or any Subsidiary thereof from the sale of indebtedness of the Borrower or such Subsidiary less (i) all reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith and (ii) federal, state and local taxes assessed in connection therewith.

                             (d) The Borrower may prepay the Bridge Loans at any time or from time to time; provided that (i) the Borrower shall give notice of such prepayment by
                             (x) 12:00 noon, New York City time, at least one Banking Day prior thereto with respect to an Alternate Base Rate Loan (as defined in the Note) and (y) 11:00 a.m., London time, at least two Banking Days prior thereto with respect to a Eurodollar Loan and


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                             (ii) any prepayment of Eurodollar Loans must be
                             accompanied by any amounts payable pursuant to
                             Section 14(d).

                             (e) All payments of principal, interest and fees to the Bank shall be made in immediately available U.S. Dollars by means of wire transfer to The Chase Manhattan Bank, New York, New York, Account No. 323-1-50403, Account Name: Visteon Corporation Clearing Account, Attn: Jesus Sang.

8. Interest Periods:         (a) Eurodollar Loans shall be available for
                             interest periods ("Eurodollar Interest Periods") of one month; provided, however, that (a) if a Eurodollar Interest Period would end on a day which is not a Banking Day, such Eurodollar Interest
                             Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Eurodollar
                             Interest Period shall end on the immediately preceding Banking Day; and (b) no Eurodollar
                             Interest Period may extend beyond December 1, 2000
                             (the "Maturity Date").

                             (b) Money Market Loans shall be available for such interest periods ("Money Market Interest Periods"; Eurodollar Interest Periods and Money Market Interest Periods are collectively referred as "Interest Periods") as the Bank may offer and the Borrower shall accept.

9. Notice of Borrowing;
   Amount of Borrowing;
   Notice of Continuation
   or Conversion:            (a) The Borrower may request a borrowing by giving
                             the Bank notice in the form of Exhibit B hereto
                             (the "Borrowing Notice") by (i) 11:00 a.m., New
                             York City time, on the same Banking Day as the Bridge Loan requested, if the requested Bridge Loan is an Alternate Base Rate Loan or a Money Market
                             Loan, and (ii) 11:00 a. m. London, England time at least two Banking Days prior to a Eurodollar Loan, if the Bridge Loan requested is a Eurodollar Loan.

                             (b) The minimum amount of any Committed Loan shall be $1,000,000 or any multiple of $1,000,000.

                             (c) The Borrower may elect to continue any Eurodollar Loan on the last day of the Interest Period applicable thereto or to convert such Eurodollar Loan to an Alternate Base Rate Loan on such date by giving the Bank notice of such continuation or conversion, as the case may be, no later than 11:00 a.m., London, England time, at least two Banking Days prior to the last day of such Interest Period.

                             (d) If the Borrower fails to deliver a timely notice of continuation of a Eurodollar Loan in accordance with Section 9(c), or if an Event of Default has occurred and is continuing as of the date of such notice, such Eurodollar Loan shall be converted to an Alternate Base Rate Loan on the last day of the Interest Period applicable to such Eurodollar Loan.

                             (e) The Borrower may elect to convert any Alternate Base Rate Loan to a Eurodollar Loan by giving the Bank notice of such conversion by 11:00 a.m., London, England time, at least two Banking Days prior to the requested date of


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                             conversion (which date shall be a Banking Day in
                             London, England).

10.Conditions to
   Borrowing:                The obligation of the Bank to make Committed Loans
                             to the Borrower and the willingness of the Bank to consider offering Money Market Loans to the Borrower are subject to the conditions precedent that:

                             (a) in the case of the initial Bridge Loan, the Bank shall have received (i) the Note duly executed and delivered by the Borrower; (ii) the certificate of incorporation and by-laws of the Borrower certified by the Secretary or Assistant Secretary of the Borrower; (iii) a resolution of the Board of Directors of the Borrower certified by the Secretary or Assistant Secretary of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement and the Note;
                             (iv) an incumbency certificate of the Secretary or Assistant Secretary of the Borrower setting forth the names, titles and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note; (v) an opinion of counsel to the Borrower in substantially the form required by Section 4.2(a)(ii) of the Visteon Bank Agreements (as defined in Section 17 of this Agreement), with such changes in such opinion as the Bank may reasonably request; (vi) a certificate signed by a duly authorized officer of the Borrower, dated the date of such Bridge Loan, certifying compliance with the conditions set forth in Section 10(b); and (vii) the unaudited pro forma consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the date of the Spin-Off as defined in the Visteon Bank Agreements (hereinafter, the "Spin-Off Date"), including the notes to such balance sheet (the "Pro Forma Balance Sheet") giving effect (as if such events had occurred on such Date) to (x) all Bridge Loans to be made on or prior to the date of the Spin-Off and the use of proceeds thereof, (y) the Loans (as defined in the Visteon Bank Agreements) to be made on the date of the Spin-Off and the use of proceeds thereof and (z) the payment of fees and expenses, including any guaranty fee, in connection with the foregoing. The Pro Forma Balance Sheet shall be prepared based on the best information available to the Borrower as of the date of delivery and shall present fairly, on a pro forma basis, the estimated financial position of the Borrower and its consolidated Subsidiaries as at the Spin-Off Date, assuming that the events specified in the preceding sentence had actually occurred at such time.

                             (b) in the case of any Bridge Loan, (i) the Bank shall have received the notice of borrowing required by Section 9; (ii) the representations and warranties made in this Agreement, the Note or any document delivered in connection therewith (except those that expressly relate to a prior date) are true and correct in all material respects on and as of the date of such Loan, (iii) no default under this Agreement or the Note or Event of Default (as defined in Section 12) has occurred and is continuing, or would result from the making of such Loan; (iv)(x) the ratings on the senior, unsecured noncredit-enhanced short term and long term debt (or corporate credit rating if no long term debt is outstanding) of the Company ("Index Debt") by Moody's and S&P (in each case, as defined in the definition of Pricing Grid in Section 1 of the Visteon Bank Agreements) on the date of such Loan are equal to or greater than A2/P2 in the case of short term debt and BBB/Baa2 in the case of long term debt or corporate credit rating, and (y) a negative credit watch with respect to the Company has not been announced by Moody's or S&P during the

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                             period from and including the date hereof to and
                             including the date of such Loan; (v) immediately after giving effect to such Loan, the aggregate outstanding principal amount of the Bridge Loans shall not exceed the amount of the Commitment; and
                             (vi) The Borrower shall have satisfied all other conditions precedent contained in Section 4 of the Visteon Bank Agreements, or if the Borrower has not satisfied such other conditions or the Spin-Off has not taken place on or prior to the date of the requested Bridge Loan, the Bank shall have received a letter from the Borrower and The Ford Motor Company representing and warranting, for the benefit of the Bank, its assigns, and participants in the Bridge Loans, that the Borrower is an "Affiliate" within the meaning of, and as such, is entitled to borrow under, the committed lines of credit currently available to The Ford Motor Company and shall continue to be such, and so entitled, until the Spin-Off has occurred.

                             The Borrower's request for a Bridge Loan and acceptance of the proceeds thereof shall each constitute a representation and warranty that the statements in this Section 10(b) are true and correct both as of the date of such request and as of the date of such Loan.

11. Representations
    and Warranties;
    Covenants:               (a) The Borrower hereby represents and warrants
                             that: (i) this Agreement is, and the Note when delivered will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and
                             (ii) the execution, delivery and performance by the Borrower of this Agreement and the Note have been authorized by all necessary corporate action and do not and will not contravene the Borrower's charter or by-laws or any applicable law or any contractual provision binding on or affecting the Borrower.

                             (b) Subject to Section 18 of this Agreement, the representations and warranties in Section 5 of the Visteon Bank Agreements (as defined in Section 17) are hereby Incorporated by Reference (as defined in Section 17).

                             (c) Subject to Section 18 of this Agreement, the covenants in Sections 6 and 9 of the Visteon Bank Agreements are hereby Incorporated by Reference.

12.Default:                  Events which may cause the acceleration of the
                             maturity of any Bridge Loan (the "Events of Default") are as specified in the Note. The Bank may terminate the Commitment upon the occurrence of any Event of Default, but the Commitment shall terminate immediately upon the occurrence of any "bankruptcy" or "insolvency" Event of Default.

13.Governing Law;
   Jurisdiction:             THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE
                             STATE OF NEW YORK. THE BORROWER CONSENTS TO THE
                             NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE
                             AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.
                             SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH
                             ANY DISPUTE HEREUNDER SHALL BE BINDING ON THE
                             BORROWER IF SENT TO THE BORROWER AT THE

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                             ADDRESS SET FORTH ABOVE. THE BORROWER AND THE BANK
                             EACH WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

14.Expenses; Taxes
   Indemnity:                (a) The Borrower shall pay or reimburse the Bank on
                             demand for all reasonable costs, expenses, and charges (including, without limitation, the reasonable fees and charges of external legal counsel for the Bank and reasonable costs recorded by its internal legal department) incurred by the Bank in connection with any amendment or waiver, performance or enforcement of this Agreement or the Note.

                             (b) The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

                             (c) The Borrower agrees to indemnify the Bank against, and hold the Bank harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for the Bank, incurred by or asserted against the Bank arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Bridge Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether the Bank is a party thereto; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by final non-appealable order of a court of competent jurisdiction to have been directly and proximately caused by the gross negligence or wilful misconduct of the Bank.

                             (d) If (i) the Borrower makes any payment or prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period or (ii) the Borrower fails to borrow a Eurodollar Loan or Money Market Loan on the date specified in the notice to borrow such Loan, then the Borrower shall reimburse the Bank within 5 days after demand for any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment, prepayment or failure to borrow, provided that the Bank shall have delivered to the Borrower a written request as to the amount of such loss or expense, which written request shall set forth in reasonable detail the calculation of such loss or expense and shall be conclusive in the absence of manifest error. Without limiting the effect of the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal of the Bridge Loan repaid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the interest period for such Loan or that would have commenced on the date specified for such Loan at the applicable rate of interest for

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                             such Loan (excluding loss of margin) over (ii) the
                             amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Bank would have bid in the London interbank market for U.S. dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

15.Amendments and
   Waivers: Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or waived only by an instrument in writing signed by the Borrower and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

16.Counterparts;
   Successors and
   Assigns: (a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                             (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided, however, that
                             (i) except as provided in clause (ii) hereof, neither party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party and (ii) the Bank may, without the consent of the Borrower,
                             (x) assign or otherwise transfer to any affiliate or any Federal Reserve Bank all or a portion of the rights and/or obligations of the Bank under this Agreement and (y) sell to any other person or entity participations in all or a portion of its rights and/or obligations under this Agreement, provided, however, that the Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against the Bank.

17.Definitions:              (a) "Incorporated by Reference" means, with respect
                             to any provision of the Visteon Bank Agreements to be incorporated by reference in this Agreement or the Note, that such provision and the other sections to which reference is made therein or herein, together with the related definitions and ancillary provisions as of the date of this Agreement, are incorporated in this Agreement or the Note, as the case may be, by reference, mutatis mutandi, and shall be deemed to continue in effect for the benefit of the Bank without giving effect to any amendment, modification, waiver or termination of the Visteon Bank Agreements subsequent to the date of this Agreement.

                             (b) "Visteon Bank Agreements" means the Five-Year Credit Agreement and 364-Day/2 Year Term-Out Credit Agreement between the Company and The Chase Manhattan Bank, as in effect on the date hereof.

18.Effect of
   Incorporation
   by Reference:             Any provision of the Visteon Bank Agreements that
                             is Incorporated by Reference in this Agreement or the Note shall be subject to the condition that, as incorporated in this Agreement, (a) each reference therein to "the Company" or words of similar import shall be deemed a reference to the Borrower hereunder, (b) each reference therein to "the
                             Bank", "any Bank", "a Bank", the "Bank Group" or words of similar import shall be deemed to be a reference to the Bank, (c) each reference therein to the "Commitment" or "Commitments" shall be deemed a reference to the Commitment hereunder, (d) each reference therein to "this Agreement" or words of similar import shall be deemed a reference to this Agreement, (e) each reference therein to "Loans" (other than the definition thereof) or words of similar import shall be deemed to be reference to Bridge Loans under this Agreement, and
                             (f) each reference therein to "the date of this Agreement" or words of similar import shall be deemed a reference to the date of the Visteon Bank
                             Agreements.

                             Please evidence your acceptance of the foregoing by
signing and returning to the Bank the enclosed copy of this Agreement on or before 5:00 p.m., New York City time, on June 13, 2000, the date on which the Bank's offer to enter into this Agreement (if not accepted prior thereto) will expire.

                                                Very truly yours,

                                                THE CHASE MANHATTAN BANK


                                                By: /s/Julie Long
                                                    ----------------------------
                                                    Name:
                                                    Title:

AGREED AND ACCEPTED:

VISTEON CORPORATION



By:/s/Steven J. Lowden
   --------------------------
   Name:
   Title:

                                   EXHIBIT A

                                 PROMISSORY NOTE
                                                              June 12, 2000
                                                              New York, New York

                  FOR VALUE RECEIVED, VISTEON CORPORATION (the "Borrower") promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office, 270 Park Avenue, New York, New York 10017 (the "Principal Office"), for the account of the Lending Office (as hereinafter defined), the principal amount of each loan (a "Loan") made pursuant to the Letter Agreement (as defined below), which may be endorsed on the schedule attached hereto and made a part hereof (including any continuations, the "Schedule") on the maturity date of such Loan as shown on the Schedule, and to pay interest on the unpaid balance of the principal amount of such Loan from and including the date of such Loan (as shown on the Schedule) to such maturity date at a rate per annum equal to (a) the sum of the Margin (as defined below) plus (i) a variable rate equal to: the higher of (x) the Federal Funds Rate (as defined below) plus 1/2 of 1% and (y) the Prime Rate (as defined below)(such higher rate being the "Alternate Base Rate" and such Loan an "Alternate Base Rate Loan"); or (ii) the Eurodollar Rate (as defined below) applicable to such Loan (such Loan a "Eurodollar Loan") or (b) the Money Market Rate (as defined below) applicable to such Loan (such Loan a "Money Market Loan"). Any principal and (to the extent permitted by law) interest or fees not paid when due shall bear interest from the date when due until paid in full at a rate per annum equal to the Default Rate (as defined below). Interest shall be payable on the relevant Interest Payment Date (as defined below). Interest shall be calculated on the basis of a year of 365 or 366 days (in the case of Alternate Base Rate Loans based on the Prime Rate) and 360 days (in the case of Alternate Base Rate Loans based on the Federal Funds Rate, Eurodollar Loans and Money Market Loans) and, in each case, for the actual days elapsed. All payments hereunder shall be made in lawful money of the United States and in immediately available funds without set-off or counterclaim. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a day that is not a Banking Day (as defined below) shall be included in the computation of interest. The date, and Interest Periods (as defined in the Letter Agreement) of, and the interest rates with respect to, the Loans and any payments of principal shall be recorded by the Bank on its books and prior to any transfer of this Note (or, at the discretion of the Bank, at any other time) endorsed by the Bank on the Schedule, which shall be conclusive in the absence of manifest error; provided, however, that the Bank's failure to endorse the Schedule shall not affect the Borrower's obligations hereunder.

                  1. Certain Definitions. Terms defined in the Letter Agreement (as defined in Section 2 below) are used herein as defined therein. As used herein, the following terms have the meanings indicated below:

                  (a) "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "LIBOR Rate" or refers to the Eurodollar Rate, which is also a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

                  (b) "Default Rate" means, with respect to any amount not paid when due, a rate per annum during the period commencing on the due date and ending on the date of payment in full, equal to: (i) if an Alternate Base Rate Loan, a floating rate 2% above the rate of interest thereon (including any Margin); or (ii) if a Eurodollar Loan or Money Market Loan, a fixed rate 2% above the rate of interest in effect thereon (including any Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a floating rate 2% above the sum of the Alternate Base Rate and any Margin thereon.

                  (c) "Eurodollar Rate" means (i) the LIBOR Rate divided by (ii) 1 minus the Reserve Requirement.

                  (d) "Federal Funds Rate" means, for any day, with respect to
(i) an Alternate Base Rate Loan, (x) for the first day of such Loan, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately the time the Borrower requests an Alternate Base Rate Loan on such day, and (y) for each day thereafter that such Loan is outstanding, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately 11:00 a.m., New York City time; and (ii) any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable amount are offered by the Bank in the Federal funds market at approximately 2:00 p.m., New York City time.

                  (e) "Interest Payment Date" means (i) for each Alternate Base Rate Loan, June 30, 2000, September 30, 2000 and the Maturity Date; (ii) for each Eurodollar Loan or Money Market Loan, the last day of the Interest Period for such Loan; (iii) for any amount accruing interest at the Default Rate, on demand; and (iv) for each Loan, upon maturity and any repayment or prepayment thereof.

                  (f) "Lending Office" means the Principal Office or such other office (or affiliate) as the Bank may from time to time specify.

                  (g) "LIBOR Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of an Interest Period (as defined in the Letter Agreement) during which the Eurodollar Rate will accrue for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Eurodollar Loan and in an amount comparable to the principal amount of such Eurodollar Loan.

                  (h) "Money Market Rate" means, with respect to any Money Market Loan, such rate per annum as the Bank may offer, and the Borrower shall accept, with respect to such Money Market Loan.

                  (i) "Margin" means, for any day, (x) 0%, with respect to an Alternate Base Rate Loan or Money Market Loan and (y) .30 % with respect to a Eurodollar Loan if such day is on or prior to the 90th day following the date of the Letter Agreement, and for each day thereafter, .45%; provided, however, that if the aggregate principal amount of Loans made pursuant to Sections 1(a) and
(b) of the Letter Agreement on or prior to June 19, 2000 is less than $500,000,000, the margin for each day of the initial Interest Period of each Eurodollar Loan made on or after June 20, 2000 and prior to July 6, 2000 shall be .45%.

                  (j) "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at the Principal Office; each such change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  (k) "Regulatory Change" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  (l) "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period for such Eurodollar Loan under Regulation D of the Board of Governors of the Federal Reserve System by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System).

                  (m) "Visteon Bank Agreements" means the Five-Year Credit Agreement and 364-Day/2 Year Term-Out Credit Agreement between the Company and The Chase Manhattan Bank, as in effect on the date hereof.

                  2. Related Letter Agreement. Loans evidenced hereby are made pursuant to, and subject to the terms and conditions of, that certain letter agreement dated June 12, 2000 between the Bank and the Borrower (the "Letter Agreement"). The Letter Agreement contains provisions for the mandatory and voluntary prepayment of this Note.

                  3. Additional Costs. If as a result of any Regulatory Change, the Bank determines that the cost to the Bank of making or maintaining any Eurodollar Loan evidenced hereby is increased, or any amount received or receivable by the Bank hereunder is reduced, or the Bank is required to make any payment in connection with any transaction contemplated hereby, then the Borrower shall pay to the Bank on demand such additional amount or amounts as the Bank determines will compensate the Bank for such increased cost, reduction or payment, which demand shall set forth in reasonable detail the calculation of such additional amounts.

                  4. Events of Default. Any of the following events shall be "Events of Default":

                  (a) the Borrower shall fail to pay the principal of the Note, interest on the Note or any other amount due hereunder as and when due and payable and such failure shall continue for five days;

                  (b) any representation or warranty made or deemed made by the Borrower in this Note or the Letter Agreement (this Note, the Letter Agreement and any other agreement delivered by the Borrower in connection with this Note or the Letter Agreement being the "Facility Documents") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Documents, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6 or Section 9 of the Visteon Bank Agreements, in each case as Incorporated by Reference in Section 11 of the Letter Agreement;

                  (d) the Borrower shall default in the performance of or compliance with any term (other than the obligations specifically referred to elsewhere in this Section 4) in this Note, the Letter Agreement or any Facility Document (as defined in Section 4(b)) and such failure shall continue for 30 consecutive days after receipt of notice from the Bank of such default;

                  (e) an Event of Default (as defined in the Visteon Bank Agreements) shall occur; or

                  (f) the Borrower: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due;
(ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it in which an adjudication is made or order for relief is entered or which shall remain undismissed for a period of 90 days or shall consent or acquiesce thereto; or
(v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property.

                  If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of this Note, all interest thereon and all other amounts payable under the Letter Agreement and this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default arising pursuant to
Section 4(f), the Commitment shall be immediately terminated, and this Note, all interest thereon and all other amounts payable under this Note and the Letter Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  5. Miscellaneous. (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note and (b) this Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.


                                       VISTEON CORPORATION


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

          Loan Number        Maturity     Amount of       Balance
          Amount and         Date of      Payment and     Remaining    Notation
Date      Interest Rate      Loan         Loan Number     Unpaid       Made By

                                   EXHIBIT B

                       NOTICE OF BORROWING OR OF EXTENSION


To:      THE CHASE MANHATTAN BANK                      Date:            , 2000
                                                             -----------
         270 Park Avenue, 8th Floor
         New York, New York 10017
         Attention: Frank Angelico
         Fax: 212-834-6160
         Phone: 212-834-4434

With a copy to:
         The Chase Manhattan Bank
         Loan and Agency Services Group
         One Chase Manhattan Plaza, 8th Floor
         New York, New York  10081
         Attention: Janet Belden
         Fax: 212-552-5658
         Phone: 212-552-7277

Pursuant to Section 9 of the Letter Agreement dated June 12, 2000 between Visteon Corporation and The Chase Manhattan Bank, we hereby confirm the notice of Borrowing or in the case of Eurodollar Loans, of continuation, we gave you by telephone and the interest rate applicable thereto, as follows:


      Name and Address of Borrower:      Visteon Corporation
                                         5500 Auto Club Drive
                                         Dearborn, Michigan  48126

      Tax I.D. Number of Borrower:                         38-3519512


      Type of Loan:                    [ ] Money Market  [ ] Eurodollar  [ ]ABR

          Proposed Date of Borrowing:
                                                 ----------   -------   --------

      Interest Period                                    30 days         N.A.
                                          ----------

      Amount:
                                          ----------     --------     --------

Please wire proceeds to Comerica Bank,
Detroit -                               One Detroit Center
                                        500 Woodward Avenue
                                        Detroit, MI 48243
                                        BANK ABA (ROUTING NO.):072000096
                                        ACCOUNT NAME: Visteon Treasurers Account
                                        ACCOUNT NUMBER:      1850976125


                                                 Sincerely,
                                                 VISTEON CORPORATION

                                                 By:
                                                      --------------------------
                                                 Title:
                                                         -----------------------